UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2009

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA	20190
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 8, 2009, TerreStar Corporation, a Delaware corporation (the “Company”) and TerreStar Holdings Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Holdings”) extended their offers to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) (i) all outstanding shares of Series A Cumulative Convertible Preferred Stock of the Company (“Series A Preferred”) for up to 90,000 shares of Series F Preferred Stock of Holdings (“Sub Series F Preferred”), (ii) all outstanding shares of Series B Cumulative Convertible Preferred Stock of the Company (“Series B Preferred”) for up to 318,500 shares of Sub Series F Preferred and (iii) all outstanding shares of Series E Junior Participating Preferred Stock of the Company (“Series E Preferred”) for up to 300,000 shares of Series G Junior Preferred Stock of Holdings.  Additionally, TerreStar Networks Inc., a Delaware corporation and an indirect majority-owned subsidiary of the Company (“TSN”) and the Company extended their proposal to amend all outstanding $167 million (as of September 30, 2009) aggregate principal amount of 6.5% Senior Exchangeable PIK Notes due 2014 (the “6.5% Notes”) in the form of a supplemental indenture to the indenture governing the 6.5% Notes upon the receipt of the requisite consents (the “6.5% Notes Supplement”).

In connection with the Exchange Offers, the Company, Holdings and TSN, as applicable, extended their solicitation (the “Solicitation,” and together with the Exchange Offers, the “Exchange Offers and Solicitation”) for (i) consents regarding certain proposed amendments to the certificate of designations of the Series B Preferred, (ii) consents regarding certain proposed amendments to the indenture of TSN’s 6.5% Notes (the “6.5% Notes Amendments”) and (iii) the approval of the Exchange Offers and Solicitation by holders of the 6.5% Notes (the “Noteholders’ Amendments”).

The Exchange Offers and Solicitation, which were scheduled to expire at 5:00 p.m., New York City time, on Tuesday, December 15, 2009, have been extended until 5:00 p.m., New York City time, on Wednesday, January 6, 2010.  The Exchange Offers and Solicitation are being extended in order to provide additional time to satisfy various conditions to closing, including the condition requiring the requisite consent of the Company’s common stockholders to authorize additional shares of Company common stock and the effectiveness of the amendments to the certificates of designations of the Series B Preferred and the Series E Preferred, respectively.  According to Epiq Financial Balloting Group (the “Exchange and Information Agent”), as of December 10, 2009, approximately $22,492,279 aggregate principal amount of the 6.5% Notes have consented to the 6.5% Notes Amendments and the Noteholders’ Amendments and approximately 35,000 shares of Series B Preferred have been validly tendered and not withdrawn.  According to the Exchange and Information Agent, as of December 10, 2009, no shares of the Series A Preferred or the Series E Preferred have been validly tendered.

The terms of the Exchange Offers, including the terms of the new securities offered thereby, and Solicitation are set forth in the Schedule TO, as amended, filed by the Company with the Securities and Exchange Commission on December 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  December 11, 2009